Loan No.
   SANTA CLARA LAND TITLE COMPANY
WHEN RECORDED MAIL TO:


-------------------------------------------------------------------------------
                             POWER OF ATTORNEY
                                  GENERAL

BY THIS POWER OF ATTORNEY:

I (We) Clyde J. Berg the undersigned Principal(s) (jointly and severally, (if more than one) hereby make, constitute and appoint Carl E. Berg my(our) true and lawful attorney(s).

In principal's name, and for principal's use and benefit, said attorney is authorized hereby:

(1) to buy, sell, exchange, mortgage, hypothecate, assign, transfer, convey and make contracts of every kind relative to land, (including improvements and fixtures thereon) any interest therein or the possession thereof, to take possession and exercise control over the use thereof, and to create or authorize the creation of a joint tenancy with right of survivorship therein;

(2) to buy, sell, exchange, mortgage, hypothecate, assign, transfer, convey and in any manner deal in and with goods, wares, and merchandise, choses in action, certificates or shares of capital stock; and other property in possession or in action, and to make, do, and transact all and every kind of business of whatever nature;

(3) to ask, demand, sue for, collect, and receive all money, debts, accounts, legacies, bequests, interests, dividends, annuities, and demands as are now or shall hereafter become due, payable, or belonging to principal(s) and to take all lawful means, for the recovery thereof and to compromise the same and give discharges for the same;

(4) to execute, acknowledge and deliver contracts of sale, contracts of exchange, agreements, escrow instructions, indemnity agreements, deeds, options, assignments of options, leases including leases for minerals and hydrocarbon substances, assignments of leases, subleases, covenants, agreements and assignments of agreements, affidavits, dedications to public use, declarations, maps, notices, mortgages and assignments of mortgages, conveyances in trust to secure indebtedness or other obligations, and assign the beneficial interest thereunder, subordinations of liens or encumbrances, bills of lading, bills, bonds, notes, receipts, evidences of debt, releases and satisfactions of mortgages, substitutions of trustee, full or partial reconveyances of deeds of trust, requests to reconvey deeds of trust, partial or full, judgments, and other debts, and other documents in writing of whatever kind and nature, all upon such terms and conditions and under such covenants as said attorney(s) shall approve.

GIVING AND GRANTING to said attorney(s) full power and authority to do all and every act and thing whatsoever requisite and necessary to be done relative to any of the foregoing as full to all intents and purposes as principal might or could do if personally present. Unless limited to a specifically described parcel of land in the section below, the powers herein conferred upon said attorney shall be applicable to all real and personal property or interests therein now owned or hereafter acquired by me(us) and wherever situate.

/ / The powers herein conferred upon my(our) said attorney shall be limited to the following described land:



Dated:  October 16, 1992                 /s/ Clyde J. Berg
       ---------------------------       --------------------------------
                            )             Clyde J. Berg
STATE OF CALIFORNIA       - )            --------------------------------
COUNTY OF ORANGE            )            --------------------------------
                                         --------------------------------
On October 16, 1992
   -------------------------------

before me, the undersigned, a Notary
Public in and for said State, personally
appeared   Clyde J. Berg
         -------------------------------
----------------------------------------
personally known to me (or proved to me
on the basis of satisfactory evidence) to
be the person(s) whose name(s) is/are                [SEAL]
subscribed to the within instrument and
acknowledged to me that he/she/they
executed the same.

WITNESS my hand and official seal.

Signature  /s/ Alice M. Stump
          ------------------------------

This is a standard form. Before you sign it read it, fill in all the blanks, and make changes proper to your transaction. Consult an attorney if you doubt the form's fitness for your purpose or you do not understand it.